EXHIBIT 10.1

                              DBL SENIOR CARE, INC.
                          ASSIGNMENT OF CONTRACT RIGHTS

      This AGREEMENT, dated this 16 day of November 2009, is made by and between DBL Senior Care, Inc. ("DBL"), a Nevada corporation and MSE Enviro-Tech Corp. ("MSE"), a Delaware corporation; In consideration of the mutual promises, covenants, and representations contained herein, DBL and MSE agree as follows:

          MSE does by this agreement assign all of its rights pursuant to the agreements attached as Exhibit A and Exhibit B to DBL.

          In consideration for such assignment DBL agrees to execute and issue to MSE a Convertible Promissory Note in the form attached as Exhibit C.

DATED:  November 16, 2009                    DBL SENIOR CARE, INC.


                                             By: /s/ Gilles Trahan
                                                 ---------------------------
                                                 Gilles Trahan, President



                                             MSE ENVIRO-TECH CORP


                                             By: /s/ Gilles Trahan
                                                 ---------------------------
                                              Gilles  Trahan,  President

                                    EXHIBIT A

                              TRILATERAL AGREEMENT
                           HARTINDO PRODUCT "DEC-TAN"


      THIS AGREEMENT (the "Agreement") is made and entered into as of the date below by, between and among MSE Enviro-Tech Corp., a Delaware corporation ("MSE"), Megola Inc., a Nevada Corporation ("Megola"), and Pacific Channel Ltd., a British Virgin Islands company ("Pacific") . The foregoing shall be referred to collectively as the "Parties" and each may also be individually referred to as a "Party".

      In consideration of the following mutual covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Exclusive

      Reference is made to the product (as well as to any improvements from the originator of said product, namely Randall Hart ("Originator") and Newstar Chemicals SDN BHD of Malaysia): rust inhibiting, rust converting and fire protection product generally and specifically described as Dec-Tan or Dectan. All references to the Hartindo product or products herein is to Dec-Tan and any improvement.

      The Parties recognize MSE as having the exclusive right for USA (including Alaska, Hawaii and Puerto Rico) (the "MSE Territory") to sell, share, license, or distribute said Dec-Tan Hartindo product. To the extent needed, each and both of Megola and Pacific hereby convey and surrender to MSE such rights. MSE therefore has the exclusive right to sell, share, license and distribute the Hartindo product for sales anywhere in the MSE Territory. None of the other Parties have the authority to take, use, duplicate or exploit the formula relating to Dec-Tan for the stated geographical area.

      Thus, going forward, MSE shall control the sale, distribution and related activity of said Hartindo product. All product inquiries and potential sales opportunities to any of the Parties, and also to third parties that Megola has contracted with in the past, shall be diverted to MSE for sales efforts by MSE to be determined in its exclusive discretion.

      If Megola or Pacific have material communications or contact with the Originator relating in any way to Dec-Tan, it or they shall promptly advise, in writing, to MSE detailing, to a reasonable degree, at least the material points of said communications that are not in writing and, if in writing, then it or they will pass copies on to MSE. Not one or more of the Parties other than MSE shall work alone or with other Parties, and/or others, or attempt to thwart or interfere with the rights or expectations of MSE hereto, and this includes, without limitation, (i) attempting to compete, directly or indirectly, in the sale or distribution contrary to this Agreement; or (ii) specifically attempting to cause or promote the Originator to take any adverse action, or fail to take any advisable action, that will harm the expectations or rights of MSE.

      Any agreement, or part, that Megola or Pacific has, or may have, entered into regarding Dec-Tan being sold or distributed in the USA becomes null and void and each of Megola and Pacific assume responsibility to cancel or amend any third party agreement, or portions of agreements, either immediately or at a time in the future when it becomes pertinent, to protect MSE.

      The only exception to the foregoing is that Megola may manufacture Dec-Tan outside of the MSE Territory, including outside the USA, for sales by Megola or Megola's distribution network provided those sales are outside the USA. Megola cannot sell or transfer product outside the USA that is then redirected for sale into the USA.

      MSE will purchase Dec-Tan from Megola provided that Megola manufactures Dec-Tan in a timely, sufficient and commercially acceptable manner to meet the demands of sales. However, if Megola is unable to timely provide MSE with the required volumes and/or quality, or in the event that Megola for whatever reason is not able to manufacture and/or deliver Dec-Tan to MSE and/or its customers in accordance with reasonably normal and customary manufacturing and delivery practices in the chemical industry, or if Dec-Tan fails to conform to its specifications due to a lapse or series of lapses in quality control, then, in that event, MSE with PCCL shall either appoint MSE or mutually indentify a suitable commercially acceptable third party to manufacture Dec-Tan in the MSE Territory and, if such third party cannot supply Dec-Tan in a timely manner and in accordance with reasonable pricing, then MSE may go directly to the Originator and the Parties will cooperate with this.

2.    Miscellaneous

     This Agreement shall remain effective until such date that is a period of twenty (20) years from this date, and shall automatically renew for consecutive twenty-year periods. MSE can accept or reject any sale in its discretion. This Agreement contains the entire agreement between the Parties as to Dec-Tan and supersedes all prior agreements of the Parties as to the subject hereof (as to the subject of loan documents, including repayment of a loan from MSE to Pacific, those are not changed by this Agreement) and can only be amended as mutually agreed to in writing. MSE may not transfer or assign its rights hereunder without written approval from PCL (as currently represented by Matthew Sacco and not to be unreasonably withheld). It is understood that MSE may transfer and assign all rights and obligations on one occasion, and PCL will review the terms when provided, and without reasonable issues will grant this transfer. In the future, if MSE or the new transferee uses agents or subcontractors for sales, this does not trigger the need for written approval. No waiver is effective unless in writing. This may be executed in counterparts and by fax. Indemnification rights hereunder shall survive any termination of this Agreement. From and after the date of this Agreement, Megola and Pacific agree to execute whatever reasonable additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law. Any notice under or as to this Agreement shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service and the addresses of the parties herein shall be their addresses unless later advised in writing. Captions to portions of this Agreement shall not be used to interpret this Agreement. Any ambiguity in this Agreement will not be interpreted against any particular drafting party since this has been mutually prepared.

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

     This Agreement will be governed by the laws of Nevada with the sole venue for any suit under this Agreement being a court of competent jurisdiction in Nevada. All figures herein are in US.

      The Parties hereto have duly executed this Agreement as of the Effective Date of the 17th day of June, 2009.

                                          MSE Enviro-Tech. Corp.

                                          /s/ Gilles Trahan
                                          -----------------------------------
                                          Gilles Trahan, President and CEO


                                          Megola, Inc.

                                          /s/ Joel Gardner
                                          -----------------------------------
                                          Joel Gardner, President and CEO


                                          Pacific Channel Limited\

                                          /s/ Matthew Sacco
                                          -----------------------------------
                                          Matthew Sacco, Authorized Director


      We hereby sign this Rider to the above agreement for the purpose of representing and confirming that we will not directly or indirectly interfere with or contest the above Agreement, notwithstanding our current or past or future relationships with "Megola" and/or "Pacific" and/or otherwise. This may be relied upon by others.

      Dated effective as of the effective date above and may be signed in counterparts and by fax.

                                          /s/ Joel Gardner
                                          -----------------------------------
                                          Joel Gardner


                                          /s/ Joel Gardner
                                          -----------------------------------
                                          Sufan Siauw (or Agent Joel Gardner)


                                          /s/ Matthew Sacco
                                          -----------------------------------
                                          Matthew Sacco


                                          /s/ Gilles Trahan
                                          -----------------------------------
                                          Gilles Trahan

                                   APPENDIX A

                         PERFORMANCE QUOTAS AND PRICING


      Performance quotas for MSE )or the new transferee) to maintain exclusive terms for Dec-Tan sales will be:

     o Gross Dec-Tan sales of at least US $1,000,000 (one million US dollars) by the end of December 31, 2011; and

     o Gross Decc-Tan sales of at least US $1,000,000 (one million US dollars) for each of the tollowing five years afterward with no requirement beyond 2016.


                               THE DEC-TAN PRICES

      Megola confirms the following current prices:

     o    Dec-Tan WITHOUT fire inhitibint properties - US $10 (ten) per gallon;

     o    Dec-Tan WITH fire inhibiting properties - US $60 (sixty) per gallon.


      Megola will provide a firm price on an ongoing basis and confirms that it is to be calculated on the basis of the cost of raw material prices at the time they are ordered, and associated manufacturing costs, as well as a small percentage or dollar value for a royalty payment to Pacific. The bulk raw material costs and associated manufacturing costs are subject to a cost review acceptable to MSE. Megola will provide MSE with competitive pricing such that no other buyer from Megola will receive any price that is lower than the price given to MSE.


/s/ Joel Gardner                          /s/ Joel Gardner
------------------------------            ---------------------------------
Joel Gardner                              Sufan Siauw (or agent Joel Gardner)



/s/ Matthew Sacco                         /s/ Gilles Trahan
------------------------------            ---------------------------------
Matthew Sacco                             Gilles Trahan

                                    EXHIBIT B

                  TRILATERAL MANUFACTURING AND SALES AGREEMENT
                              FOR HARTINDO PRODUCTS

THIS AGREEMENT (the "Agreement") is made and entered into as of date below by, between, and among the following companies, collectively as the "Parties" and each individually referred to as a "Party".

     Megola Inc., a corporation pursuant to the laws of the State of Nevada, having the principal place of business at Suite 111, 704 Mara Street, Point Edward, Ontario N7V LX4 (herein called "Megola").
                                                and

     MSE Enviro-Tech Corp., a corporation pursuant to the laws of the State Delaware, having the principal address at #474-3109 Grand Ave., Miami, FL 33133 (herein called "MSE").
                                                and

     Pacific Channel Ltd., a corporation pursuant to the laws of the British Virgin Islands, having the principal place of business at Suite 2008 Technology Park 18 On Lai St. Shatin, N.T. Hong Kong (hereinafter called "Pacific" or "PCL").

In consideration of the mutual covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A.   Background of Current Agreements

1. Pacific owns the exclusive distribution rights and manufacturing rights for North America to the fire extinguishing, fire retarding, and/or file inhibiting "Products" generally and specifically described as the "Hartindo Products" and singularly as a "Hartindo Product" (set forth in Appendix C hereto). Pacific also has first rights to exclusive distribution and manufacturing for Central America, South America and the Caribbean Islands.

2. Megola has negotiated with Pacific to be appointed its (a) exclusive distributor/distribution network in Canada, Mexico for Hartindo Products,
     (b) to exclusive rights to establish a manufacturing facility or facilities for Hartindo Products sold anywhere in North America; and (c) non-exclusive distributor for Hartindo Products sold anywhere in the United States, which original Agreement will remain in place subject to the terms herein and for the avoidance of doubt should there be a conflict between the terms of the original Agreement and this Agreement, this Agreement will prevail.

3. MSE has negotiated with Pacific for the exclusive and sole distribution rights for the Products in the United States (excepted therefrom the above prior rights given to Megola under and "original agreement" between Pacific and Megola), which original agreement will remain in place subject to the terms herein and for the avoidance of doubt a. should there be a conflict between the terms of the original agreement and this Agreement, this Agreement will prevail, and b. the non-MSE Parties represent to MSE that nothing in said original agreement is adverse to MSE's rights. (As to the subject of loan documents including repayment of a past loan from MSE to Pacific, those are not changed by this Agreement).

B.   Current Status and Understandings Implemented

1. Megola represents the manufacturing and distribution have been properly and legally acquired and that all terms required to maintain them in good standing have been met and will continue to be met in the future. Specifically, also, that there is no controversy, default or dispute with the originator of said products, namely Randall Hart ("Originator") and Newstar Chemicals SDN BHD of Malaysis and PT Sandingo SDN of Indonesia.

2. Megola agrees to manufacture timely and sufficiently and deliver the Products to meet the demands of sales, including those sales generated by MSE, but if MEGOLA is unable to timely provide MSE with the required volumes and/or quality or in the event that Megola, for whatever reason, is not able to manufacture and/or deliver the Products to MSE and/or its customers in accordance with reasonably normal and customary manufacturing and delivery practices in the chemical industry, or if the Products fail to conform to its specifications due to a lapse or series of lapses in quality control, then and in that event MSE shall be allowed to obtain the Products from Pacific in accordance with specifications in order to meet its and/or its customer product orders, and the payment terms of this Agreement shall be adjusted accordingly, and if MSE does utilize such right and seeks to obtain product from PCL, then either PCL must supply timely and in accordance with payment terms or MSE shall have the right to manufacture or seek the products from the Originator.

3. It is recognized that Megola has granted certain rights to distribution parties as set out in Appendix A of this Agreement. MSE recognizes that Megola represents that certain of the companies listed in Appendix A have expended considerable effort and are close to obtaining sales contracts for Megola, including sales that will result in benefits to MSE per this Agreement. MSE supported by Megola is prepared, per the terms of this Agreement, to support those initiatives under reasonable commercial temrs herein for those companies that MSE will be involved or benefit from.

4. MSE has the rights to also (i.e. in addition to the USA) make sales into Canada and Mexico with approval from Megola (not to be unreasonably withheld). Territories outside North America (i.e. Central America, South America and the Caribbean) must be approved by Pacific (as currently represented by Matthew Sacco and not to be unreasonably withheld). MSE also understands that Megola is not prohibited to create distribution in Canada and Mexico unless otherwise stipulated in a further agreement or understanding with MSE. Currently Megola has Canadian representation and is listed in Appendix A.

5.a MSE has and will maintain its exclusive sale and distribution rights for the USA including Alaska, Hawaii and Puerto Rico for commercialization of the Hartindo Product line and it is understood that Megola will not grant any additional rights to any distribution parties for sales of Hartindo Products in USA (including Alaska, Hawaii and Puerto Rico) except those rights already granted to third parties as noted in Appendix A, and the Parties won't interfere with MSE's rights.

5.b Notwithstanding those rights in Appendix A of third parties, Megoal represents that these third party deals do not affect, in any way, MSE's ability to sell into any market in the USA. For example, if MSE has a contact within the railroad industry it would like to sell product to, nothing stops MSE from pursuing the contact and selling into the sector and enjoying and retaining the benefit. This is to say that, no deal entered into by Megola and or Pacific in the past affects MSE's right to sell anywhere in the USA (including Alaska, Hawaii and Puerto Rico). Commericalization of any additional Hartindo Products related to the USA (AF31, AF11E, or any other Hartindo Products beyond those stated above) will be done by Pacific, Megola, and MSE together. Any additional terms and conditions related to the USA commercialization of future products will be determined at that time. Exclusive rights to specific target markets, given MSE's presentation of a plan for funding, testing, marketing and sales, are not to be unreasonably withheld.

5.c MSE shall control the sale and related activity of Hartindo products with the exceptions noted herein with product inquiries and potential sales opportunities to be diverted to MSE for sales efforts by MSE as to the MSE territory. MSE (or its agent) can sell any Hartindo Product anywhere in North America. Megola will provide MSE with competitive pricing such that no other buyer from Megola will receive any base cost price that is lower than the price given to MSE. Detailed pricing information is contained in Appendix B.

6. MSE will maintain these rights for all Hartindo Products and current available producst for sale in Appendix A. MSE will develop its own sales plans and these may include:

     (a) Develop and provide marketing materials and strategies on an industry by industry basis;
     (b) Provide dedicated customer service representatives; (c) Provide engineering support for product development and testing; and (d) Utilize a structured program management process from product inception through production releases.

C.   Financial Terms

1.   MSE will purchase Hartindo product from Megola as defined in Appendix B.

2. MSE will invoice its customers for the Hartindo products and pay Megoal for the manufactured product as per Appendix B.

3. Testing and certification costs that are reasonable and acceptable will be paid for by MSE. Megola will provide MSE with a credit that is representative of 50% of thesting and certification costs required for each customer at the time of the initial paid purchase order.

4. All technical knowledge, testing results and certifications as to Hartindo products will become the joint property of MSE and Megoal for the advancement of the commercialization of the Hartindo line of products (as set forth in Appendix C). Transfer of any of the knowledge or certifications obtained to any third party requires the written consent of both Megola and MSE.

5. Hartindo product samples for testing purposes will be provided by Megola to MSE or their prospective customers on a sample cost plus shipping basis. Megola will provide a sample pricing sheet.

6. Hartindo marketing and promotional materials, to be developed and used by MSE, will be developed and paid for by MSE.

7. Sales commissions for sales agents of MSE will be the responsibility of MSE.

D.   Certain Agreements

Megola and MSE have entered into two (2) binding agreements with third parties:
WoodSmart Solutions and Janus Products Corp. Terms and understandings as follows:

1. Megola and MSE will split the WoodSmart related profits and benefits Megoal obtains on a 50/50 basis so that when Megola is paid promptly it shall share and pay 50% to MSE. It is understood that MSE will pay Megola 50% of the current developmental costs incurred to date. The current amount MSE is to pay is $200,000 USD (all figures herein are in US dollars) provided this is subject to prior presentation of detailed written invoice to MSE showing the reasonableness of the costs.

2. Megoal and MSE will split the Janus profits as defined in that agreement. It is understood that MSE will pay Megola 50% of current developmental costs incurred to date. The current amount MSE is to pay is $75,000 USE and this is subject to prior presentation of detailed written invoice to MSE showing the reasonableness of the costs.

3. Megola and Pacific acknowledge MSE's participation in the said contracts with Bluwood and Janus and right to benefits subject to MSE paying Megola 50% of its past cost, as noted above, of testing (invoices will provided to MSE in writing with reasonable details). MSE has 45 days from the time of receipt of the invoices to pay Megola in cash.

4. MSE will pay the expenses in cash after reviewing the details of the outstanding contract(s) and verification of the expenses ad discussed. This verification will include: copies of certifications received, copies of the invoices, copies of proof of payment, and a sworn affidavit, signed by Joel Gardner and Megola, that these are valid and true expenses, that they were fully paid by Megola, and that they have not been, nor will not be, reimbursed by another party in either cash, stock, profit sharing, promissory note, or any other form of repayment.

5. The 50/50 split between Megola and MSE is before any royalty payments previously agreed to by Megola with third parties such as, but not limited to, the agreement with Vulcan Technologies, LLC, (Press release - January 20, 2009 - Megola Inc. announced the signing of a Distribution and Sale Agency and Royalty Agreement with Vulcan Technologies, LLC, for the Hartindo line of Anti-Fire Products).

6. MSE's participation in these agreements is at MSE's option. If MSE opts not to pay a share of one or both of the costs above then MSE forgoes its participation in the agreement MSE has opted out of (i.e. the WoodSmart and/or Janus Agreements). This only affects the specific agreement opted out of and in no way affects the rest of this agreement or any other agreements. MSE has 45 days from the time of receipt of the invoices as per above (D 3) to determine their involvement in said entered agreements.

E.   Other Terms

1. No press releases regarding this Agreement shall be issued by either MSE or MEGOLA without prior consultation and concurrence between MSE and MEGOLA (as evidenced by the written acceptance of such releases or statements by the President of Megoal and at least one of the directors of MSE), provided that no Party shall be prevented from making any disclosure which is required to be made by law or regulation or legal compliance or any rule of stock exchange or similar organization to which it is bound. It is further understood that the details of this Agreement will not be shared with any third party until after a press release describing its contents have been released unless otherwise required by law or regulation or legal compliance or any aforesaid rule.

2.   This Agreement will be governed under the laws of the State of Nevada, USA.

3. If any one or more of the Parties has material communications or contact with the Pacific or the Originator, it or they will promptly advise, in writing, the other Parties of same detailing, to a reasonable degree, at least the material points of said communications that are not in writing and if in writing then it or they will pass copies on to the other Parties and no Party will attempt or participate in any way in dealing with the Originator to thwart or damage the rights of the Parties under this Agreement. As to the subject of loan documents providing for repayment of a loan from MSE to Pacific, those are not changed by this Agreement. Nothing herein makes the parties "partners" with respect to one another. Captions herein are for ease and not to be used in interpretation of this Agreement.

4. MSE can accept or reject any sale in its discretion. This Agreement can only be amended as mutually agreed to in writing. MSE may not transfer or assign its rights hereunder without written approval from Pacific (as currently represented by Matthew Sacco and not to be unreasonably withheld). It is understood that MSE may transfer and assign all rights and obligations on one occasion and Pacific will review terms when provided and without reasonable issues will grant this transfer. In the future if MSE or the new transferee uses agents or subcontractors for sales this does not trigger the need for written approval. No waiver is effective unless in writing. This may be executed in counterparts and by fax. Indemnification rights hereunder shall survive any termination of this Agreement. From and after the date of this Agreement, Megola and Pacific agree to execute whatever reasonable additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law. Any notice under or as to this Agreement shall be made or be served by delivering same by overnight mail or by delivering the same by hand-delivery service and the addresses of the parties herein shall be their addresses unless later advised in writing. Captions to portions of this Agreement shall not be used to interpret this Agreement. Any ambiguity in this Agreement will not be interpreted against any particular drafting party since this has been mutually prepared.

Dated this 17th day of June, 2009.


                                    MSE-Enviro-Tech Corp.

                                    /s/ Gilles Trahan
                                    ---------------------------------
                                    Gilles Trahan, President and CEO



                                   Megola Inc.

                                    /s/ Joel Gardner
                                    ---------------------------------
                                    Joel Gardner, President and CEO




                                    Pacific Channel Limited

                                    /s/ Matthew Sacco
                                    ---------------------------------
                                    Matthew Sacco, Authorized Director

                                   APPENDIX A

MSE acknowledges that Megola Inc. has entered into agreements with various customers and sales marketing and distribution groups in the USA prior to entering into this Agreement as detailed herein. The following list shall be exempt from this Agreement unless otherwise noted above in this Agreement.

     USA Sales Area

     WoodSmart Solutions Inc. and all Bluwood Licensing relating to residential wood products.
     Janus Products Corp. relating to blankets
     Vulcan Technologies, LLC
     Innovative Composites Inc. (ICI)
     New Fire Solutions, LLC

NOTWITHSTANDING anything herein or above or in said agreement, MSE retains its right to contest this third party agreement and actions of Megola relating to such matters including the contents stating that Megola has the right to enter into USA distribution agreements without MSE provided that MSE will refrain from same if Megola and PCL honor this Agreement and the one for MSE relating to DECTAN noted herein and also Megola assumes responsibility to clarify and address and be responsible for and indemnify MSE as to any other language in said third party agreement contrary to this Agreement and the MSE DECTAN agreement noted herein.

MEGOLA IN CANADA

Innovative Synergies
Lorvin Steel
Logistik Unicorp
CTT group
Vulcan and subsidiaries

At present, MEGOLA can meet the manufacturing and supply requirements necessary to provide MSE with the following Hartindo Products for commercialization:

     Hartindo AF21 in all its various forms (concentrate, wood and fabric solution, powder); Titan 21 Blankets; AF31 40/40 Spray (Xmas
     Tree/Kitchen/Boat/Car Spray);

Megola agrees to include MSE in discussions prior to the production or commercialization of any additional Hartindo Products related to the USA (AF31, AF11E, or any other Hartindo Products beyond those stated above). Any additional terms and conditions related to the commercialization of future products will be determined at that time.

Notwithstanding anything whatsoever herein or in this Agreement or otherwise, the Parties agree the USA commercial rights for license, sale and distribution and any other related commercialization of the Hartindo "Decten" product including revenues and profits shall be completely in the ownership control of MSE under written agreement independent of this Agreement.

                                   APPENDIX B

Schedule for Pricing AF21 Finished Solution and Concentrate MSE will buy AF21 Finished Solution (including any necessary binding agents) at determined price per gallon and set their own sales price to their customers. The price for AF21 Finished Solution or Concentrate Solution (including any necessary binding agents), to be paid by MSE to Megola is subject to the following:

a. For AF21, both Finished and Concentrate into Finished volumes, Megola has engaged in a base cost price plus percentage of profit arrangement depending on its distribution networks pricing to its customer. Thus pricing to MSE will be Megola's base cost price plus percentage of profit depending on the pricing to its customer, to match other Megola agreements. The percentage-of-profit paid to Megola, as based on price per gallon paid by the MSE customer, is based on the following price points: Under $20 = 25%, $20 to $30 = 30%, Over $30 = 35%. The price points will be revised as necessary to reflect any significant inflation (10%=) in the base cost price.
b. Megola's confirms a current base cost price for AF21 of US$10 (ten) per gallon. Megola will provide this base cost price on an ongoing basis and confirms that it is to be calculated on the basis of the cost of raw material prices at the time they are ordered and associated manufacturing costs. Current base price includes Hartindo Product royalty payment to Pacific. The bulk raw material costs and associated manufacturing costs are subject to a cost review acceptable to MSE.
c. Megola confirms a current base cost price (including Pacific royalty) for AF21 Finished Volumes) of US$0 (ten) per gallon with future re-pricing as above.
d. Some deals may receive volume discount pricing (e.g. WoodSmart). Shall MSE obtain contracts with volumes then new pricing can be negotiated with Megola.

This ensures that MSE will get pricing equal to Megola distribution networks. Future products will abide by same or similar structured terms.

                                   APPENDIX C
                                Hartindo Products

       AF11E,
       AF31,
       AF21,
       Dec-Tan (excluded from this Agreement, complete rights with MSE, per above), and Any and all Binding Agents necessary for aforesaid products.

We hereby sign this Rider to the above agreement for the purposes of providing any consent needed to the terms and confirming we do not object to it and have not rights contrary to it.

/s/ Joel Garnder                 /s/ Sufar Siauw
------------------------         ---------------------------------
Joel Gardner                     Sufar Siauw, directly or by agent Joel Gardner


/s/ Matthew Sacco                /s/ Gilles Trahan
------------------------         ---------------------------------
Matthew Sacco                    Gilles Trahan


Elemental Hartindo Trilateral Manufacturing & Sales Agree 4-2-10 (retyped)

                                    EXHIBIT C

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, NEITHER THIS NOTE NOR SUCH SHARES OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND WITH THE TERMS AND CONDITIONS HEREOF.

                              DBL SENIOR CARE, INC.
                           CONVERTIBLE PROMISSORY NOTE

$5,000,000                                             Date: November 19, 2009

      DBL SENIOR CARE, INC. (the "Company"), for value received, hereby promises to pay MSE Enviro-Tech Corp, or order, (the "Holder"), in legal tender of the United States of America, the principal sum of $5,000,000 on November 16, 2011 (the "Maturity Date"), and to pay interest thereon at the rate of 6.00% per year. Interest shall be computed on the basis of a 365-day year and the number of actual days elapsed.

Section 1. Time and Place of Payment. This Note, together with all accrued and unpaid interest, shall be paid at the offices of the Company, or such other address as may be received by the Company in writing from the Holder.

Section 2. Prepayments. The Company shall have the right to prepay this Note, in whole or in part, at any time upon five (5) days prior written notice to the Holder.

Section 3. Conversion.

     The Holder shall have the right, at its option, to convert all or any part of the principal amount of this Note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in this Note, into fully paid and non-assessable shares of the Company's common stock as is determined by dividing (x) by that portion of the outstanding principal balance and accrued interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price. The initial Conversion Price is $0.25.

     No fractional shares of common stock shall be issued upon conversion of this Note, and in lieu thereof the number of shares of common stock to be issued upon each conversion shall be rounded up to the nearest whole number of shares of common stock.

     The Holder's conversion right set forth in this Section may be exercised at any time and from time to time but prior to payment in full of the principal and accrued interest on this Note.

     The Holder may exercise the right to convert all or any portion of this Note only by delivery of a properly completed conversion notice on a Business Day to the Company's principal executive offices. Such conversion shall be deemed to have been made immediately prior to the close of business on the Business Day of such delivery of the conversion notice (the "Conversion Date"), and the Holder shall be treated for all purposed as the record holder of the shares of common stock into which this Note is converted as of such date.

     As promptly as practicable after the Conversion Date, the Company as its expense shall issue and deliver to the Holder of this Note a stock certificate or certificates representing the number of shares of common stock into which this Note has been converted.

     Upon the full payment or conversion of this Note the Company shall be forever released from all of its obligations and liabilities under this Note.

     Holder acknowledges that the shares of common stock issuable upon conversion of this note are "restricted securities," as such term is defined under the Securities Act. Holder agrees that Holder will not attempt to pledge, transfer, convey or otherwise dispose of such shares except in a transaction that is the subject of either: (i) an effective registration statement under the Securities Act and any applicable state securities laws; or (ii) an opinion of counsel rendered by legal counsel satisfactory to the Company, which opinion of counsel shall be satisfactory to the Company, to the effect that such registration is not required. The Company may rely on such an opinion of Holder's counsel in making such determination. Holder consents to the placement of a legend on the shares of common stock issuable upon the exercise of this Note stating that the shares represented by the certificate have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

     If prior to the Conversion Date the Company shall (i) pay a stock dividend or make a distribution to all holders of common stock shares of its common stock, (ii) subdivide its outstanding shares of common stock, or (iii) combine its outstanding shares of common stock into a smaller number of shares then the Conversion Price will be proportionately adjusted.

     If the common stock to be issued on conversion of this Note shall be changed into any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, the holder of this Note shall, upon its conversion be entitled to receive, in lieu of the common stock which the Holder would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the Holder if it had exercised its rights of conversion immediately before such changes.

     If at any time there shall be a capital reorganization of the Company's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or merger of the Company into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the Holder of this Note will receive the number of shares of stock or other securities or property from the successor corporation resulting from such merger to which the Holder would have been entitled as a result of such capital reorganization, merger or sale if this Note had been converted immediately before such capital reorganization, merger or sale.The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holder of this Note against impairment.

     Upon the occurrence of each adjustment or readjustment pursuant to any provision hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

Section 4. Reservation of Stock Issuable Upon Conversion. At all times while this Note shall be convertible into shares of common stock, the Company shall reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of this Note such number of its shares of such common stock as shall from time to time be sufficient to effect the conversion of this Note in full. In the event that the number of authorized but unissued shares of such common stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, then in addition to such other remedies as shall be available to the Holder, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of such common stock to such number of shares as shall be sufficient for such purpose.

Section 5. Transfer Restrictions. This Note may not be transferred except upon satisfaction of all of the requirements of the Act and applicable state securities laws. Without limiting the generality of the foregoing, the Holder agrees that (i) this Note and the shares issuable upon conversion have not been registered under the Act and may not be sold or transferred without registration under the Act or unless an exemption from such registration is available; (ii) the Holder has acquired this Note and will acquire the shares issuable upon conversion for its own account for investment purposes only and not with a view toward resale or distribution; (iii) stop transfer instructions may be placed with the Company's transfer agent so as to restrict the transfer of this Note and any shares issuable upon conversion in accordance with the provisions of the Note; and (iv) each certificate representing any shares of common stock into which this Note may be converted shall be inscribed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, ASSIGNED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT FILED UNDER THE ACT AND SUCH LAWS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION.

Section 6. Default. At the option of the Holder, this Note shall become immediately due and payable, without notice, presentment, or demand, upon the occurrence at any time of any of the following events of default:

     a. Failure to pay when due any payment of principal or interest due hereunder, and such default continues for a period of ten (10) days after written notice to the Company;

     b. The failure to deliver to the Holder shares of common stock which are due the Holder within five business days of conversion.

     c. The making of an assignment for the benefit of creditors by the Company, or the appointment of a receiver for all or substantially all of the Company's property or the filing by the Company of a petition in bankruptcy or other similar proceeding under law for the relief of debtors; or

     d. The filing against the Company of a petition in bankruptcy or other similar proceeding under law for relief of debtors, and such petition is not vacated or discharged within sixty (60) calendar days after the filing thereof.

If this Note is not paid when due, whether at maturity or by acceleration, the Holder will be entitled to all costs of collection, including, without limitation, reasonable attorneys' fees, and all expenses in connection with the protection of or realization on the collateral securing this Note incurred by the Holder, whether or not suit is filed.

Section 7. Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to its of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

Section 8. Entire Agreement. This Note represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

Section 9. Binding Effect; No Third Party Beneficiaries. All provisions of this Note shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No persons other than the Holder and the Company shall have any legal or equitable right, remedy or claim under, or in respect of, this Note.

Section 10. Amendments and Waivers. This Note may be amended, changed or modified only by a written instrument executed by the Company and the Holder of this Note. Any waiver of any breach of any of the terms of this Note, and any consent required or permitted to be given hereunder, shall be effective if in writing and executed by or on behalf of the Holder of this Note. No waiver of any breach nor consent to any transaction shall be deemed a waiver of or consent to any other or subsequent breach or transaction.

Section 11. Waiver of Presentment, etc. The Company hereby waives presentment for payment, demand, notice of non-payment, protest and notice of protest, and hereby agrees to all extensions and renewals of this Note, without notice.

Section 12. Governing Law. This Note shall be governed by and construed in accordance with the laws of Nevada applicable to agreements and instruments made and wholly performed and paid in that state, without regard to its conflicts of law principles.

Section 13. Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed and attested to by its duly authorized officers.

                                        DBL SENIOR CARE, INC.

                                        By: /s/ Gilles Trahan
                                            ---------------------------
                                            Gilles Trahan, President